Exhibit 10.57
 Loan and Security Agreement dated March 4, 1997 between Bank One, Arizona, N.A.
         and Registrant and Modification Agreement dated July 25, 1997.

                             MODIFICATION AGREEMENT
                             ----------------------

DATE:         July 25, 1997
-----

PARTIES:      Borrower:    INTER-TEL, INCORPORATED,
--------                   an Arizona corporation

              Bank:        BANK ONE, ARIZONA, NA, a national banking association

RECITALS:
---------

     A. Bank has extended to Borrower credit ("Loan") in the principal amount of $7,000,000.00 pursuant to the Loan Agreement, dated March 4, 1997 ("Loan Agreement"), and evidenced by the Promissory Note, dated March 4, 1997 ("Note"). The unpaid principal of the Loan as of the date hereof is $0.00.

     B. The Loan and/or guaranty of Loan is unsecured.

     C. The Note, the Loan Agreement, any arbitration resolution, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, are sometimes referred to individually and collectively as the "Loan Documents".

     D. Borrower has requested that Bank modify the Loan and the Loan Documents as provided herein. Bank is willing to so modify the Loan and the Loan Documents, subject to the terms and conditions herein.

AGREEMENT:
----------

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.   ACCURACY OF RECITALS.
     ---------------------

Borrower acknowledges the accuracy of the Recitals.

2.   MODIFICATION OF LOAN DOCUMENTS.
     -------------------------------

     2.1 The Loan Documents are modified as follows:

              2.1.1 The maturity date of the Loan and the Note is changed from July 31, 1997, to July 31, 1998. On the maturity date Borrower shall pay to Bank the unpaid principal, accrued and unpaid interest, and all other amounts payable by Borrower under the Loan Documents as modified herein.

              2.1.2 The reference to Section 3.1 in Section 1 of the Loan Agreement is modified to read in its entirety as follows:

3.1  Scheduled Commitment expiration date:       July 31, 1998

              2.1.3 The reference to Section 6.11.1 in Section 1 of the Loan Agreement is modified to read in its entirety as follows:

6.11.1   Minimum Tangible Net Worth:        $30,000,000.00

              2.1.4 The reference to Section 6.11.3 in Section 1 of the Loan Agreement is modified to read in its entirety as follows:

6.11.3   Minimum Fixed Coverage Ratio:  1.75 to 1.0

              2.1.5 The reference to Section 6.11.4 in Section 1 of the Loan Agreement is modified to read in its entirety as follows:

6.11.4   Debt to Worth Ratio:  3.0 to 1.0

              2.1.6 The reference to Section 7.7 in Section 1 of the Loan Agreement is modified to read in its entirety as follows:

7.7      Capital Expenditures Limit:    $10,000,000.00

              2.1.7 Section 6.11.1 of the Loan Agreement is modified to read in its entirety as follows:

6.11.1 Tangible Net Worth. Tangible Net Worth, calculated as of the end of each fiscal quarter, of not less than the sum of (i) the amount for "Minimum Tangible Net Worth" set forth in Section 1, plus (ii) an amount equal to fifty percent
(50%) of the aggregate net income (not less than zero) of Borrower and its Subsidiaries for each fiscal quarter ending during the period (the "Calculation Period") commencing on July 1, 1997 and ending on the date of calculation, plus
(iii) all net proceeds of any equity financing entered into by Borrower or any of its Subsidiaries during the Calculation Period.

         2.2 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein is materially incomplete, incorrect, or misleading as of the date hereof.

         2.3 Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

3.  RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.
    ----------------------------------------------

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

4.  BORROWER REPRESENTATIONS AND WARRANTIES.
    ----------------------------------------

Borrower represents and warrants to Bank:

         4.1 No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

         4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Bank in connection with the Loan from the most recent financial statement received by Bank.

         4.3 Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

         4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

         4.5 The Loan Documents as modified herein are the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

         4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

5.  BORROWER COVENANTS.
    -------------------

Borrower covenants with Bank:

         5.1  Borrower  shall  execute,   deliver,  and  provide  to  Bank  such
additional agreements, documents, and instruments as reasonably required by Bank to effectuate the intent of this Agreement.

         5.2 Borrower fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Bank in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Agreement.

         5.3   Contemporaneously   with  the  execution  and  delivery  of  this
Agreement, Borrower has paid to Bank:

              5.3.1 All accrued and unpaid interest under the Note and all amounts, other than interest and principal, due and payable by Borrower under the Loan Documents as of the date hereof.

              5.3.2 All the internal and external costs and expenses incurred by Bank in connection with this Agreement (including, without limitation, inside and outside attorneys, title, filing, and recording costs, expenses, and fees).

              5.3.3  A commitment fee of $17,500.00.

6. EXECUTION AND DELIVERY OF AGREEMENT BY BANK.
   --------------------------------------------

Bank shall not be bound by this Agreement until (i) Bank has executed and delivered this Agreement, (ii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement, (iii) if required by Bank, Borrower and any guarantor(s) of the Loan have executed and delivered to Bank an arbitration resolution, and (iv) each guarantor of the Loan has executed the Consent of Guarantor(s) below.

7. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.
   -------------------------------------------------------------------------

The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

8. BINDING  EFFECT.
   ----------------

The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns.

9.   CHOICE OF LAW.
     --------------

This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

10.  COUNTERPART EXECUTION.
     ----------------------

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

DATED as of the date first above stated.

                                 INTER-TEL, INCORPORATED, an Arizona corporation

                                 By  __________________________
                                 Name Kurt R. Kneip
                                 Title Vice President, Chief Financial Officer, Secretary, and Assistant Treasurer

                                 BANK ONE, ARIZONA, NA,
                                 a national banking association
                                 By  __________________________
                                 Name  Craig S. Hoskin
                                 Title    Vice President

                                 LOAN AGREEMENT
                                 --------------


DATE:    March 4, 1997
-----

PARTIES: Borrower:    INTER-TEL, INCORPORATED, an Arizona corporation
-------- ---------

         Bank:        BANK ONE, ARIZONA, NA, a national banking association
         -----

AGREEMENT: For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1. SCHEDULE OF TERMS. The terms in Section 1 relate to the designated sections of this Agreement.

     2.  Commitment Amount:         $7,000,000.00.

     3.1 Scheduled Commitment expiration date:   July 31, 1997

     3.3 Each of the  following  Persons  acting alone is  authorized to request
         Advances:

Steven G. Mihaylo, Chairman and Chief Executive Officer
Kurt R. Kneip, Vice President, Chief Financial Officer, Secretary, and Assistant
  Treasurer
John C. Abbott, Treasurer
Margaret Hollingsed, Assistant Treasurer

     Each of the following Persons acting alone is authorized to request Letters of Credit and to execute Letter of Credit Agreements:

Steven G. Mihaylo, Chairman and Chief Executive Officer
Kurt R. Kneip, Vice President, Chief Financial Officer, Secretary, and Assistant
  Treasurer
John C. Abbott, Treasurer
Margaret Hollingsed, Assistant Treasurer

     3.5.1    Commitment fee:       $5,143.91.

     3.5.2    Letter of Credit Issuance Fee:Rate:    1.00% per annum.

     5.1 and 6.1 Purpose of Advances and Letters of Credit: Advances are to be used to pay reimbursement Amounts under Letter of Credit Agreements and to support working capital. Letters of Credit are to be used to finance inventory purchases.

     5.1.2    Fiscal year of Borrower: From January 1 to December 31.

     6.4.1 Financial statements due within 45 days after the end of each fiscal quarter, except the last in each fiscal year.

              Financial statements requirements: Accrual Basis and GAAP.

              Certification    requirements:    Borrower   prepared    financial
statements.

              Person(s) to sign financial statements on behalf of Borrower:

              Name: Kurt R. Kneip Title: Vice President, Chief Financial Officer, Secretary, and Asst. Treasurer

     6.4.2 Financial statements due within 90 days after the end of each fiscal year of Borrower.

              Financial statements requirements: Accrual Basis and GAAP.

              Certification    requirements:    Independent   certified   public
              accountant satisfactory to Bank to audit financial statements and deliver an unqualified opinion on the financial statements.

     6.11.1   Minimum Tangible Net Worth:                 $40,000,000.00

     6.11.2   Current Ratio:                              1.5 to 1.0

     6.11.3   Minimum Fixed Coverage Ratio                2.0 to 1.0

     6.11.4   Debt to Worth Ratio                         0.8 to 1.0

     7.7      Capital expenditures limit:                 $8,000,000.00

     7.8      Indebtedness limit:                         $1,000,000.00

     7.9      Maximum Net Loss:                           $1,250,000.00

2. DEFINITIONS. In this Agreement, the following terms shall have the following meanings and all capitalized financial terms used and not defined in this Agreement shall have the meanings determined in accordance with GAAP:

"Advance" means an advance by Bank to Borrower hereunder.

"Agreement" means this Loan Agreement as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

"Approvals and Permits" means each and all approvals, authorizations, bonds, consents, certificates, franchises, licenses, permits, registrations, qualifications, and other actions and rights granted by or filings with any Persons necessary, appropriate, or desirable for ownership, lease, or use by Borrower of its assets and property or for the conduct of the business and operations of Borrower.

"Borrower Loan Documents" means the Loan Documents executed or delivered by Borrower from time to time.

"Business Day" means a day of the year on which banks are not required or authorized to close in Phoenix, Arizona.

"Collateral" means the property, interests in property, and rights to property securing any or all Obligations from time to time.

"Commitment" means the agreement of Bank in Sections 3.1 and 3.2 to issue Letters of Credit and to make Advances pursuant to the terms and conditions in Letter of Credit Agreements and herein.

"Commitment Amount" means the amount specified in Section  1.

"Current Ratio" means the ratio calculated by dividing Current Assets by Current Liabilities.

"Customer" means a customer of Borrower.

"Debt to Worth Ratio" means the ratio calculated by dividing (i) the sum of Total Liabilities plus outstanding Letters of Credit, by (ii) Tangible Net Worth.

"ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations and published interpretations thereunder, as in effect from time to time.

"Event of Default" has the meaning specified in the Note and the other Loan Documents.

"Existing Letter(s) of Credit" means any and all letter(s) of credit issued by Bank at the request of Borrower prior to the date of this Agreement, as to which letter(s) of credit the date that is the Standard Number of Days after the last date for payment of drafts drawn or drawn and accepted thereunder is after the date of this Agreement.

"Fixed Coverage Ratio" means the ratio calculated by dividing (i) Net Income before Interest, Lease and Tax Expense, by (ii) Interest, Lease and Current Maturities Long Term Debt on a rolling four quarter basis.

"GAAP" means generally accepted accounting principles consistently applied.

"Governmental Authority" means any government, any court, and any agency, authority, body, bureau, department, or instrumentality of any government.

"Letter of Credit Agreement" means Bank's standard form Application and Agreement for Commercial Letter of Credit, Bank's standard form Application for Standby Letter of Credit and Standby Letter of Credit Agreement, or other standard application and agreement for letters of credit in use by Bank from time to time.

"Letters of Credit" means the letters of credit in Bank's standard form from time to time issued pursuant to Section 3.1 and any Existing Letters of Credit.

"Lien or Encumbrance" and "Liens and Encumbrances" mean, respectively, each and all of the following: (i) any lease or other right to use; (ii) any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, local, or foreign), or otherwise; and (iii) any option, right of first refusal, other right to acquire, or other interest, or right.

"Loan Documents" means this Agreement, the Note, the Letter of Credit Agreements executed and delivered by Borrower in connection with Letters of Credit from time to time, and any other agreements, documents, or instruments from time to time evidencing, guarantying, securing, or otherwise relating to the Note, as they may be amended, modified, extended, renewed, or supplemented from time to time.

"Loan Party" means Borrower and each other Person that from time to time is or becomes obligated to Bank under any Loan Document or grants any Collateral.

"Material Adverse Change" means any change in the assets, business, financial condition, operations, prospects, or results of operations of any Loan Party or any other event or condition that (i) materially and adversely affects the likelihood of performance by any Loan Party of any of the Obligations, (ii) materially and adversely affects the ability of any Loan Party to perform any of the Obligations, (iii) materially and adversely affects the legality, validity, or binding nature of any of the Obligations or any Lien or Encumbrance securing any of the Obligations, or (iv) materially and adversely affects the priority of any Lien or Encumbrance securing any of the Obligations.

"Note" means the Promissory Note, dated of even date herewith, of Borrower payable to Bank, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

"Obligations" means the obligations of the Loan Parties under the Loan Documents (including, without limitation, the obligation to pay Reimbursement Amounts).

"Permitted Exceptions" means Liens and Encumbrances in favor of Bank, leases of inventory for fair consideration in the ordinary course of Borrower's business, Liens and Encumbrances shown on financial statements of Borrower delivered to Bank prior to the date of this Agreement, Liens and Encumbrances otherwise disclosed to Bank in writing prior to the date of this Agreement, other Liens and Encumbrances consented to by Bank in writing from time to time in its absolute and sole discretion and purchase money security interests.

"Person"  means  a  natural  person,   a  partnership,   a  joint  venture,   an
unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

"Reimbursement Amount" means the amount Borrower is obligated to pay to Bank under a Letter of Credit Agreement in respect of a draft drawn or drawn and accepted under the respective Letter of Credit, which amount shall be the amount of the draft or acceptance and all costs, expenses, fees, and other amounts then payable by Borrower to Bank under the Letter of Credit Agreement.

"Standard Number of Days" means the standard number of days established by Bank from time to time to allow for delivery to Bank of drafts drawn under letters of credit issued by Bank and presented to financial institutions other than Bank for delivery to Bank. Bank may change such number of days at any time and from time to time in its absolute and sole discretion without notice to Borrower and may have a different number of days for commercial letters of credit and standby letters of credit.

"Subsidiary" means any company, foreign or domestic, more than 50% of the voting shares of which are owned by Borrower.

"Tangible Net Worth" means Total Assets less the sum of total Intangible Assets and Total Liabilities.

"Total Assets"  means all assets calculated in accordance with GAAP.

"Total Liabilities"  means all liabilities calculated in accordance with GAAP.

"Unmatured Event of Default" means any condition or event that with notice, passage of time, or both would be an Event of Default.

3.   LETTERS OF CREDIT AND LOAN FACILITY

     3.1 Letters of Credit.

         3.1.1 Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement and the Letter of Credit Agreements and subject to the policies, procedures, and requirements of Bank in effect from time to time for issuance of Letters of Credit (including, without limitation, payment of letter of credit fees), Bank agrees to issue, from time to time on or before the scheduled Commitment expiration date set forth in Section 1, Letters of Credit upon request by and for the account of Borrower, provided that as to each requested Letter of Credit Borrower has delivered to Bank a completed and executed Letter of Credit Agreement, and provided further that the date that is the Standard Number of Days after the last date for payment of drafts drawn or drawn and accepted under a requested Letter of Credit is before the scheduled Commitment expiration date set forth in Section 1. Each reference in this Agreement to "issue" or "issuance" or other forms of such words in relation to Letters of Credit shall also include any extension or renewal of a Letter of Credit. Upon occurrence of an Event of Default or an Unmatured Event of Default, Bank, in its absolute and sole discretion and without notice, may suspend the commitment to issue Letters of Credit. In addition, upon occurrence of an Event of Default, Bank, in its absolute and sole discretion and without notice, may terminate the commitment to issue Letters of Credit.

         3.1.2 Issuance Procedure. To obtain a Letter of Credit, Borrower shall complete and execute a Letter of Credit Agreement and submit it to the letter of credit department of Bank. Upon receipt of a completed and executed Letter of Credit Agreement, Bank will process the application in accordance with the policies, procedures, and requirements of Bank then in effect. If the application meets the requirements of Bank and is within the policies of Bank then in effect, Bank will issue the requested Letter of Credit.

         3.1.3 Reimbursement of Bank for Payment of Drafts Drawn or Drawn and Accepted Under Letters of Credit. The obligation of Borrower to reimburse Bank for payment by Bank of drafts drawn or drawn and accepted under a Letter of Credit shall be as provided in the respective Letter of Credit Agreement. Bank will notify Borrower of payment by Bank of a draft drawn or drawn and accepted under a Letter of Credit and of the respective Reimbursement Amount and will give Borrower the election (i) to pay the Reimbursement Amount pursuant to the respective Letter of Credit Agreement or (ii) to pay the Reimbursement Amount by Bank making an Advance subject to the terms and conditions of this Agreement and applying the proceeds of the Advance to pay the Reimbursement Amount. If
Borrower does not communicate to Bank its election within two Business Days after notification by Bank of payment of the draft or acceptance, Borrower shall be deemed to have elected to pay the Reimbursement Amount by Bank making an Advance hereunder, provided that if the terms and conditions in this Agreement for an Advance hereunder are not satisfied, Borrower shall be deemed to have elected to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement. Each Advance to pay a Reimbursement Amount shall be dated the date that Bank pays the respective draft or acceptance and shall accrue interest from and after such date. If Borrower is to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement, Borrower shall also pay to Bank interest on the Reimbursement Amount from and including the date Bank pays the respective draft or acceptance at the Interest Rate (defined in the Note) until the Reimbursement Amount and such interest are paid in full, provided that if Borrower fails to pay the Reimbursement Amount and accrued interest thereon within five (5) days after notification by Bank to Borrower of payment of the respective draft or acceptance, interest thereafter shall accrue at the Default Rate (as such term is defined in the Note). Such interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. Notwithstanding the above, if Borrower elects or is deemed to have elected to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement and fails to pay the Reimbursement Amount and interest thereon within five (5) days after notification by Bank to Borrower, Bank, in its absolute and sole discretion and without notice to Borrower and regardless of whether the terms and conditions in this Agreement for Advances are satisfied, may make an Advance under this Agreement in the amount of the Reimbursement Amount and accrued interest thereon and apply the proceeds of such Advance to pay the Reimbursement Amount and accrued interest.

     3.2 Loan Facility. Subject to the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower from time to time on or before the scheduled Commitment expiration date specified in Section 1. Advances shall be on a revolving basis. Advances repaid may be re-borrowed subject to the terms and conditions herein. Although the outstanding principal of the Note may be zero from time to time, the Loan Documents shall remain in full force and effect until the Commitment terminates and all Obligations are paid and performed in full. Upon occurrence of an Event of Default or an Unmatured Event of Default, Bank, in its absolute and sole discretion and without notice, may suspend the commitment to make Advances. In addition, upon occurrence of an Event of Default, Bank, in its absolute and sole discretion and without notice, may terminate the commitment to make Advances. The obligation of Borrower to repay Advances is evidenced by the Note.

     3.3 Letters of Credit and Advances. Letters of Credit may be issued and Advances may be made by Bank at the oral or written request of the respective Person or Persons designated in Section 1. Such Person or Persons are hereby authorized by Borrower to request Letters of Credit and Advances, to execute and deliver Letter of Credit Agreements on behalf of Borrower, and to direct disposition of the proceeds of Advances until written notice of the revocation of such authority is received from Borrower by Bank and Bank has had a reasonable time to act upon such notice. Bank shall have no duty to monitor for Borrower or to report to Borrower the use of Letters or Credit or proceeds of Advances. Advances shall be disbursed by Bank in the manner agreed upon by Bank and Borrower from time to time.

     3.4 Limit on Letters of Credit and Advances. Anything in the Loan Documents to the contrary notwithstanding, the sum from time to time of (i) the aggregate amount of outstanding and undrawn Letters of Credit, (ii) the aggregate amount of outstanding and unpaid drafts drawn or drawn and accepted under Letters of Credit, (iii) the aggregate amount of unpaid Reimbursement Amounts, and (iv) the amount of outstanding and unpaid Advances shall not exceed the Commitment Amount.

     3.5 Fees. Borrower agrees to pay to Bank the following fees, which shall be earned by Bank on the date due under the Loan Documents and shall be non-refundable to Borrower:

         3.5.1 Commitment Fee. A fee for the Commitment in the amount set forth in Section 1, payable on or before the date hereof.

         3.5.2 Attorneys' Costs, Expenses, and Fees. Attorneys costs, expenses, and fees for Bank's counsel in the amount specified by Bank, payable on or before the date hereof.

         3.5.3 Letter of Credit Issuance Fee. A fee for the issuance of the Letter of Credit computed on the amount of the Letter of Credit and at the rate per annum set forth in Section 1, payable upon issuance of the Letter of Credit.

     3.6 Mandatory Prepayments. If for any reason at any time the sum of (i) the aggregate amount of outstanding and undrawn Letters of Credit, (ii) the aggregate amount of outstanding and unpaid drafts drawn or drawn and accepted under Letters of Credit, (iii) the aggregate amount of unpaid Reimbursement Amounts, and (iv) the amount of outstanding and unpaid Advances exceeds the Commitment Amount, Borrower, without notice or demand, shall immediately make a payment to Bank in an amount equal to the sum of (A) such excess and (B) accrued and unpaid interest thereon.

     3.7 Collateral Upon Event of Default. Upon an Event of Default and demand by Bank in its absolute and sole discretion, Borrower shall immediately deliver to Bank as security for all Obligations immediately available funds in an amount equal to the sum of (i) aggregate amount of outstanding and undrawn letters of Credit, and (ii) the aggregate amount of outstanding and unpaid drafts drawn or drawn and accepted under Letters of Credit. Borrower hereby grants to Bank a security interest in all such funds delivered to Bank to secure payment and performance of the Obligations.

4. CONDITIONS PRECEDENT TO EACH ADVANCE AND LETTER OF CREDIT. Bank shall be obligated to issue a Letter of Credit or make an Advance when requested by Borrower only if the representations and warranties by the Loan Parties in the Loan Documents are accurate on and as of this Agreement and on and as of the date of issuance of the Letter of Credit or of making the Advance before and after giving effect to the Letter of Credit or the Advance and the application of the proceeds of the Advance. Delay or failure by Bank to insist on satisfaction of any condition of issuance of a Letter of Credit or making an Advance shall not be a waiver of such condition precedent or any other condition precedent. If Borrower is unable to satisfy any condition precedent of issuance of a Letter of Credit or making an Advance, the issuance of the Letter of Credit or the making of the Advance shall not preclude Bank from thereafter declaring the condition or event causing such inability to be an Event of Default.

5.   BORROWER REPRESENTATIONS AND WARRANTIES.

     5.1  Closing  Representations  and  Warranties.   Borrower  represents  and
warrants to Bank as of the date of this Agreement:

         5.1.1 Purpose of Advances and Letters of Credit. Borrower intends to use Advances and Letters of Credit only for the purposes described in Section 1.

         5.1.2 Accurate Information. All information in any loan application, financial statement, certificate, or other document and all other information delivered by or on behalf of Borrower to Bank in obtaining the Commitment is correct and complete. There are no omissions therefrom that result in any such information being incomplete, incorrect, or misleading as of the date thereof. There has been no Material Adverse Change as to Borrower since the date of such information. All financial statements heretofore delivered to Bank by Borrower accurately present the financial condition and results of operations of Borrower as at the dates thereof and for the periods covered thereby. The fiscal year of Borrower is as set forth in Section 1.

         5.1.3 Legal Proceedings; Hearings, Inquiries, and Investigations. Except as disclosed to Bank in writing prior to the date of this Agreement, (i) no legal proceeding is pending or, to the best knowledge of Borrower, threatened before any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any assets or property of Borrower may be bound or affected that if resolved adversely to Borrower could result in a Material Adverse Change, and (ii) no hearing, inquiry, or investigation relating to Borrower or any assets or property of Borrower is pending or, to the best knowledge of Borrower, threatened by any Governmental Authority.

         5.1.4 Taxes. Borrower has filed or caused to be filed all tax returns (federal, state, local, and foreign) required to be filed by Borrower and has paid all taxes and other amounts shown thereon to be due (including, without limitation, any interest and penalties).

         5.1.5 No Event of Default or Unmatured Event of Default. No Event of Default and no Unmatured Event of Default has occurred and is continuing.

         5.1.6 No Approvals. No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Person is required in connection with the execution, delivery, or performance by Borrower of the Borrower Loan Documents.

         5.1.7 No Conflicts. The execution, delivery, and performance by Borrower of the Borrower Loan Documents will not conflict with, or result in a violation of or a default under: any applicable law, ordinance, regulation, or rule (federal, state, or local); any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound; any of the Approvals or Permits; or any agreement, document, or instrument to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound.

         5.1.8 Execution and Delivery and Binding Nature of Borrower Loan Documents. The Borrower Loan Documents have been duly executed and delivered by or on behalf of Borrower. The Borrower Loan Documents are legal, valid, and binding obligations of Borrower, enforceable in accordance with their terms against Borrower, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws and by equitable principles of general application.

         5.1.9 Approvals and Permits; Assets and Property. Borrower has obtained and there are in full force and effect all Approvals and Permits. Borrower owns or leases all assets and property necessary for conduct of the business and operations of Borrower. Such assets and property are not subject to any Liens and Encumbrances, other than Permitted Exceptions.

         5.1.10 ERISA. Borrower is in compliance with ERISA. No Reportable Event or Prohibited Transaction (as defined in ERISA) or termination of any plan has occurred and no notice of termination has been filed with respect to any plan established or maintained by Borrower and subject to ERISA. Borrower has not incurred any material funding deficiency within the meaning of ERISA or any material liability to the Pension Benefit Guaranty Corporation in connection with any such plan established or maintained by Borrower. Borrower is not a party to any Multiemployer Plan (as defined in ERISA).

         5.1.11 Environmental Matters. To the best knowledge of Borrower after due investigation, Borrower is in compliance in all material respects with all environmental, all health, and all safety laws, ordinances, regulations, and rules (federal, state, and local) applicable to Borrower, the assets or property of Borrower, the business or operations of Borrower, or the products or services of Borrower. Borrower does not have any material existing or contingent liability in connection with any disposal, generation, manufacture, processing, production, release, storage, transportation, treatment, or use of any hazardous or toxic substance or waste.

         5.1.12 Investment Company Act; Public Utility Holding Company Act. Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Borrower is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.1.13 Margin Securities. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). No proceeds of any Advance will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying margin stock or for any purpose that violates or is inconsistent with Regulation X of the Board of Governors.

         5.1.14 Corporation, Limited Liability Company, or Partnership Existence, Authority, and Authorization. If Borrower is a corporation, a limited liability company, or a partnership, Borrower is validly existing, and in the case of a corporation or limited liability company is in good standing, under the laws of the jurisdiction of its formation or organization and has the requisite power and authority to execute, deliver, and perform the Borrower Loan Documents. The execution, delivery, and performance by Borrower of the Borrower Loan Documents have been duly authorized by all requisite action by or on behalf of Borrower and will not conflict with, or result in a violation of or a default under, the certificate of incorporation or bylaws, the limited liability company operating agreement, or the partnership agreement of Borrower, as the case may be. If Borrower is not formed or organized under the law of the State of Arizona, Borrower is qualified to do business as a foreign corporation, limited liability company, or partnership, as the case may be, and in the case of a corporation or limited liability company is in good standing, under the law of the State of Arizona.

     5.2 Representations and Warranties Upon Requests for Advances or Letters of Credit. Each request for an Advance or a Letter of Credit shall be a representation and warranty by Borrower to Bank that the representations and warranties in this Section 5 are correct and complete as of the date of the Advance or Letter of Credit and that the conditions precedent in Section 4 are satisfied as of the date of the Advance or Letter of Credit.

     5.3 Representations and Warranties Upon Delivery of Financial Statements, Documents, and Other Information. Each delivery by Borrower to Bank of financial statements, other documents, or information after the date of this Agreement (including, without limitation, documents and information delivered in obtaining an Advance) shall be a representation and warranty that such financial statements, other documents, or information is correct and complete, that there are no omissions therefrom that result in such financial statements, other documents, or information being incomplete, incorrect, or misleading as of the date thereof, and that such financial statements accurately present the financial condition and results of operations of Borrower as at the dates thereof and for the periods covered thereby.

6. BORROWER AFFIRMATIVE COVENANTS. Until the Commitment terminates in full, until all Letters of Credit expire or are drawn in full, until all drafts drawn under or drawn and accepted under Letters of Credit are paid in full, and until the Obligations are paid and performed in full, Borrower agrees that:

     6.1 Use of Advances. Borrower shall use Advances only for the purposes described in Section 1.

     6.2 Further Assurances, Costs and Expenses of Borrower's Performance of Covenants and Satisfaction of Conditions. Borrower shall promptly, or shall cause each Subsidiary to promptly, execute, acknowledge, and deliver and, as appropriate, cause to be duly filed and recorded such additional agreements, documents, and instruments and do or cause to be done such other acts as Bank may reasonably request from time to time to better assure, perfect, preserve, and protect the rights and remedies of Bank under the Loan Documents. Borrower shall, or shall cause each Subsidiary to, perform all of its obligations and satisfy all conditions under the Loan Documents at its sole cost and expense.

     6.3 Books and Records; Access By Bank. Borrower shall, or shall cause each Subsidiary to, maintain a single, standard, modern system of accounting (including, without limitation, a single, complete, and accurate set of books and records of its assets, business, financial condition, liabilities, operations, property, prospects, and results of operations) in accordance with good accounting practices. Borrower shall furnish, or cause to be furnished, to Bank all information concerning Borrower and each Subsidiary and the assets, business, financial condition, liabilities, operations, property, prospects, and results of operation of Borrower and each Subsidiary as Bank reasonably requests from time to time. During business hours Borrower shall give, or cause each Subsidiary to give, representatives of Bank access to all assets, property, books, records, documents and personnel of Borrower and each Subsidiary and shall permit Bank representatives to inspect such assets and property, to audit, copy, examine, and make excerpts from the books, records, and documents, and to make inquiry of Borrower and Borrower's personnel, and each Subsidiary and Subsidiary's personnel, and receive answers. Borrower shall, and shall cause the personnel of Borrower and each Subsidiary to, cooperate and assist Bank and Bank's representatives. In this regard, without limitation, Bank shall have the right to conduct semi-annual inspections of the receivables and inventory of Borrower and each Subsidiary. In addition, Bank shall have the right to verify any information provided by Borrower and each Subsidiary to Bank by inquiry to any appropriate third Persons.

     6.4 Information and Statements. Borrower shall furnish to Bank:

         6.4.1 Fiscal Period Financial Statements. As soon as available and in any event within the number of days set forth in Section 1 after the end of each fiscal period of Borrower set forth in Section 1, except the last period in each fiscal year of Borrower, copies of the balance sheet of Borrower and each Subsidiary on a consolidated basis as of the end of such fiscal period and statements of income and retained earnings and a statement of cash flow of Borrower and each Subsidiary on a consolidated basis for such fiscal period and for the portion of the fiscal year of Borrower and each Subsidiary ending with such fiscal period, in each case setting forth in comparative form the figures for the corresponding period for the preceding fiscal year, all in reasonable detail, prepared in accordance with the requirements in Section 1, containing the certifications specified in Section 1 and signed on behalf of Borrower and each Subsidiary by the person(s) named in Section 1.

         6.4.2 Annual Financial Statements. As soon as available and in any event within the number of days set forth in Section 1 after the end of each fiscal year of Borrower and each Subsidiary, copies of the balance sheet of Borrower and each Subsidiary on a consolidated basis as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flow of Borrower and each Subsidiary on a consolidated basis for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year of Borrower and each Subsidiary, all in reasonable detail and prepared in accordance with the requirements in Section 1, containing the certifications specified in Section 1.

     6.5 Law; Judgments; Material Agreements; Approvals and Permits. Borrower shall comply, or shall cause each Subsidiary to comply, with all laws, ordinances, regulations, and rules (federal, state, local, and foreign) and all judgments, orders, and decrees of any arbitrator, other private adjudicator, or Government Authority relating to Borrower and each Subsidiary or the assets, business, operations, or property of Borrower and each Subsidiary. Borrower shall comply, or shall cause each Subsidiary to comply, in all material respects with all material agreements, documents, and instruments to which Borrower and each Subsidiary is a party or by which Borrower and each Subsidiary or any of the assets or property of Borrower and each Subsidiary is bound or affected. Borrower shall, or shall cause each Subsidiary to, obtain and maintain in full force and effect all Approvals and Permits and shall comply with all conditions and requirements of all Approvals and Permits.

     6.6 Taxes and Other Indebtedness. Borrower shall, or shall cause each Subsidiary to, pay and discharge (i) before delinquency all taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any of its assets or property, (ii) when due all lawful claims
(including, without limitation, claims for labor, materials, and supplies), that, if unpaid, might become a Lien or Encumbrance upon any of its assets or property, and (iii) when due, all its other indebtedness.

     6.7 Assets and Property. Borrower shall, or shall cause each Subsidiary to, maintain, keep, and preserve all of its assets and property (tangible and intangible) necessary or useful in the proper conduct of its business and operations in good working order and condition, ordinary wear and tear excepted.

     6.8 Insurance. In addition to any insurance required under any of the other Loan Documents, Borrower shall maintain workmen's compensation insurance, product and public liability insurance, insurance on its assets and property now or hereafter owned, and such other forms of insurance as is customary in the industry of Borrower, against such casualties, risks, and contingencies, in such amounts, and with such insurance companies as are satisfactory to Bank, in its reasonable discretion. Borrower shall deliver to Bank from time to time as Bank may request, schedules setting forth all insurance then in effect and copies of the policies.

     6.9 Environmental Laws. Without limiting the generality of Section 6.5, Borrower shall comply, or shall cause each Subsidiary to comply, with all environmental, all health, and all safety laws, ordinances, regulations, and rules (federal, state, local, and foreign) applicable to Borrower and each Subsidiary, the business or operations of Borrower and each Subsidiary, the assets or property of Borrower and each Subsidiary, or the products or services of Borrower and each Subsidiary. Borrower and each Subsidiary may use and store for its own use hazardous or toxic substances. Borrower shall not, and shall not permit each Subsidiary to, dispose of, generate, manufacture, process, produce, release, transport, or treat or otherwise store or use any hazardous or toxic substances or wastes. Borrower shall notify, or shall cause each Subsidiary to notify, Bank immediately of any environmental inquiry or claim from any Governmental Authority or other Person relating to Borrower and each Subsidiary or any assets, property, business, operations, product, or service of Borrower and each Subsidiary.

     6.10ERISA. Borrower shall fund, or shall cause each Subsidiary to fund, each Defined Benefit Plan and Defined Contribution Plan (as such terms are defined in ERISA) established or maintained by or for Borrower and each Subsidiary so that there is never an Accumulated Funding Deficiency (as defined in Section 412 of the Internal Revenue Code of 1986, as amended).

     6.11Financial   Covenants.   Except  as  otherwise   noted,  all  financial
computations shall be made in accordance with GAAP. Until the Commitment terminates in full and until the Obligations are paid and performed in full, or, if so specified in Section 1, for the respective period(s) specified in Section 1, Borrower agrees that Borrower and each Subsidiary shall maintain on a consolidated basis:

         6.11.1 Tangible Net Worth. Tangible Net Worth of not less than the amount set forth in Section 1.

         6.11.2 Current Ratio. A Current Ratio of not less than the ratio set forth in Section 1.

         6.11.3 Fixed Coverage Ratio. A Fixed Coverage Ratio of not less than the amount set forth in Section 1.

         6.11.4 Debt to Worth Ratio. A Debt to Worth ratio not to exceed the amount set forth in Section 1.

     6.12Corporation, Limited Liability Company, or Partnership Existence. If Borrower and any Subsidiary is a corporation, a limited liability company, or a partnership, Borrower and each such Subsidiary shall continue to be validly existing, and in the case of a corporation or a limited liability company in good standing, under the law of the jurisdiction of its organization or formation. If any Subsidiary is not formed or organized under the laws of the State of Arizona, each such Subsidiary shall continue to be qualified to do business as a foreign corporation, limited liability company, or partnership, as the case may be, and in the case of a corporation or limited liability company, to be in good standing, under the law of the jurisdiction of its organization or formation.

7. BORROWER NEGATIVE COVENANTS. Until the Commitment terminates in full, until all Letters of Credit expire or are drawn in full, until all drafts drawn or drawn and accepted under Letters of Credit are paid in full, and until the Obligations are paid and performed in full, Borrower agrees, without first obtaining Bank's written consent:

     7.1 Corporation, Limited Liability Company, and Partnership Restrictions. If Borrower and any Subsidiary is a corporation, a limited liability company, or a partnership, Borrower shall not, and shall not permit any such Subsidiary to, issue any material amount of capital stock or other securities of or any limited liability company interest or partnership interest in Borrower and each Subsidiary or grant any material amount of option(s), right-of-first-refusal, warrant, or other right to purchase or acquire any capital stock or other securities of or any limited liability company interest or partnership interest in Borrower and each Subsidiary. Borrower shall not be dissolved or liquidated. Borrower shall not amend, modify, restate, supplement, or terminate its certificate of incorporation or bylaws, its limited liability company operating agreement, or its partnership agreement, as the case may be. If a corporation, Borrower shall not reorganize itself or consolidate with or merge into any other corporation or any limited liability company or permit any other corporation or any limited liability company to be merged into Borrower; provided that a merger of any Subsidiary into another Subsidiary shall not constitute a violation of this restriction. With respect to any transactions described in this paragraph between or among Borrower and its Subsidiaries, Bank's consent shall not be unreasonably withheld or delayed. Anything in the foregoing to the contrary notwithstanding, Borrower may make such changes to its certificate of incorporation and by-laws without Bank's prior consent as may from time to time be required by a governmental authority with jurisdiction over Borrower, so long as such changes do not result in a change of ownership or control of Borrower, or any other change which may materially adversely affect Bank's rights under the Loan Documents.

     7.2 Change in or Reacquisition of Ownership Interests in Borrower. In addition to any requirement in any other Loan Document, if Borrower and any Subsidiary is a corporation, a limited liability company, or a partnership, Borrower shall not, and shall not permit any such Subsidiary to, repurchase any material amount of capital stock of or any limited liability company interest or partnership interest in Borrower and each Subsidiary or any material amount of option(s), right-of-first refusal, warrant or other right to purchase any material amount of capital stock or other securities of or any limited liability company interest or partnership interest in Borrower and each Subsidiary. In addition, Borrower shall not, and shall not permit any such Subsidiary to, suffer to occur or exist, whether occurring voluntarily or involuntarily, after the date of this Agreement any change in the legal or beneficial ownership of any capital stock of or limited liability company interest or partnership interest in Borrower and each Subsidiary, without the prior written consent of Bank in its absolute and sole discretion.

For the purposes of the foregoing, repurchase by Borrower during any calendar year of an amount of its capital stock not in excess of 15% of its aggregate issued and outstanding capital stock shall not be considered a "material amount" of the capital stock of Borrower.

     7.3 Name, Fiscal Year, Accounting Method, and Lines of Business. Borrower shall not, and shall not permit each Subsidiary to, change its name (Bank's consent to such change not to be unreasonably withhold or delayed). Borrower shall not, and shall not permit each Subsidiary to, change its fiscal year, or method of accounting. Borrower shall not, and shall not permit each Subsidiary to, directly or indirectly, engage in any business other than the telecom products, telecom networks, voice processing software, long distance services, specialized computer-telephone software applications, telephone systems, telephonic switches and telephones, maintenance, leasing and support services, long distance calling services, and voice mail and other telecommunications applications business, discontinue any material lines(s) of business, or substantially alter its method of doing business.

     7.4 Acquisitions, Loans, Investments, Guaranties, Subordinations. Borrower shall not, and shall not permit each Subsidiary to, directly or indirectly (i) acquire by purchase, lease, or otherwise all or substantially all the assets of any other Person, (ii) make any loan or advance to any other Person, (iii) purchase or otherwise acquire any capital stock or other securities of any other Person, any limited liability company interest or partnership interest in any other Person, or any warrants or other options or rights to acquire any capital stock or securities of any other Person or any limited liability company interest or partnership interest in any other Person, (iv) make any capital contribution to any other Person, (v) otherwise invest in or acquire any interest in any other Person, (vi) guaranty or otherwise become obligated in respect of any indebtedness of any other Person, or (vii) subordinate any claim against or obligation of any other Person to Borrower to any other indebtedness of such Person. For purposes of clarification as used in this paragraph 7.4, the term "Person" shall include, without limitation, Borrower and/or each Subsidiary, as the case may be. With respect to any transactions described in this paragraph between or among Borrower and its Subsidiaries, Bank's consent shall not be unreasonably withheld or delayed.

Notwithstanding the above, Borrower may otherwise invest in or acquire any interest in any other Person, not to exceed $10,000,000.00 in any one instance or $30,000,000.00 in the aggregate in any one year.

     7.5 Disposition of All or Substantially All Assets. Borrower shall not, and shall not permit each Subsidiary to, sell, transfer, lease, or otherwise dispose of all or any substantial part of the assets, business, operations, or property of Borrower or each Subsidiary. With respect to any transactions described in this paragraph between or among Borrower and its Subsidiaries, Bank's consent shall not be unreasonably withheld or delayed.

     7.6 Negative Pledge. Except for Permitted Exceptions, Borrower shall not, and shall not permit each Subsidiary to, grant or suffer to exist any Lien or Encumbrance upon any assets or property of Borrower or each Subsidiary.

     7.7 Capital Expenditures. Borrower shall not, and shall not permit each Subsidiary to, in any twelve (12) month period, acquire additional fixed assets that have an aggregate total cost to Borrower and Subsidiaries in excess of the amount set forth in Section 1, excluding acquisitions. Compliance with the foregoing covenant shall be measured annually as of the end of each fiscal year of Borrower.

     7.8 Indebtedness. Borrower shall not, and shall not permit each Subsidiary to, assume, create, incur, or permit to exist any indebtedness, except (i) existing indebtedness disclosed on financial statements delivered to Bank prior to the date of this Agreement, (ii) the Obligations, and (iii) other indebtedness and trade obligations and normal accruals in the ordinary course of business not yet due and payable, in the case of (i), (ii), and (iii) in excess in the aggregate of the amount set forth in Section 1.

     7.9 Maximum Net Loss. The maximum net loss for any quarter, cumulative for any four quarters or any two consecutive quarters shall not exceed the amount-set forth in Section 1.

8. BANK'S  OBLIGATIONS  TO BORROWER  ONLY.  The  obligations  of Bank under this
Agreement are for the benefit of Borrower only. No other Person shall have any rights hereunder or be a third-party beneficiary hereof.

9. PROVISIONS IN NOTE GOVERN THIS AGREEMENT. This Agreement is subject to certain terms and provisions in the Note, to which reference is made for a statement of such terms and provisions.

10. COUNTERPART EXECUTION AND FACSIMILE DELIVERY. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document. Delivery of executed copies of this Agreement may be made by facsimile transmission with the same effect as delivery of executed originals of this Agreement.

DATED as of the date first above stated.

BANK ONE, ARIZONA, NA,
a national banking association

By:____________________________________
Name:    Craig S. Hoskin
Title:   Vice President


INTER-TEL, INCORPORATED,
an Arizona corporation

By:_____________________________________
Name:    Kurt R. Kneip
Title:   Vice  President,  Chief  Financial  Officer,  Secretary,  and Assistant
         Treasurer